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                          PAIRGAIN TECHNOLOGIES, INC.

                EXHIBIT 11.1--COMPUTATION OF EARNINGS PER SHARE


                                                               QUARTER ENDED                   NINE MONTHS ENDED
                                                               SEPTEMBER 30,                     SEPTEMBER 30,
                                                          -----------------------          -------------------------
PRIMARY EARNINGS PER SHARE                                  1994           1993              1994              1993
                                                          -------         -------          -------          --------
                                                                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Net income (loss)                                         $   771         $ 2,483          $(5,664)          $ 5,205
                                                          =======         =======          =======           =======
Calculation of shares outstanding for computing
  income (loss) per share

Weighted average common and common stock
  equivalents shares outstanding used in calculating
  net income (loss) per share in accordance with
  generally accepted accounting principles                 15,523          10,386           12,490             9,924

Adjustment to reflect requirements of the SEC:

  Effects of SAB 83                                            --           1,996               --             1,996
  Adjustment to reflect the effects of tax
    benefit repurchase                                       (204)             --               --                --
                                                          -------         --------         -------          --------
Shares used in computing net income (loss)
  per share                                                15,319          12,382           12,490            11,920
                                                          =======         ========         =======           =======

Net income (loss) per share                               $  0.05         $  0.20          $ (0.45)          $  0.44
                                                          =======         ========         =======           =======



                                                                QUARTER ENDED                  NINE MONTHS ENDED
                                                                SEPTEMBER 30,                    SEPTEMBER 30,
                                                         -------------------------         -------------------------
FULLY DILUTIVE EARNINGS PER SHARE                          1994             1993             1994             1993
                                                         --------         --------         --------          -------
                                                                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Net income (loss)                                         $   771         $  2,483         $(5,664)          $ 5,205
                                                          =======         ========         =======           =======
Calculation of shares outstanding for computing
  income (loss) per share

Weighted average common and common stock
  equivalents shares outstanding used in calculating
  net income (loss) per share in accordance with
  generally accepted accounting principles                 15,523           10,386          12,490             9,924

Adjustment to reflect requirements of the SEC:

  Effects of SAB 83                                            --            1,996              --             1,996
  Adjustment to reflect the effects of tax
    benefit repurchase                                       (204)              --              --                --
                                                          -------         --------         -------           -------
Shares used in computing net income (loss)
  per share                                                15,319           12,382          12,490            11,920
                                                          =======         ========         =======           =======

Net income (loss) per share                               $  0.05          $  0.20         $ (0.45)          $  0.44
                                                          =======         ========         =======           =======





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